UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

Lightstone Value Plus REIT IV, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2021, Lightstone Value Plus REIT IV, Inc. (the “Company”) held its annual meeting of stockholders. A total of 5.3 million shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 62.0% of the total number of shares entitled to vote at the meeting.

At the annual meeting, the Company’s stockholders voted in person or by proxy on the following proposals:

Proposal No. 1. The number of votes cast for and votes withheld from each of the director nominees were as follows:

	Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD
David Lichtenstein (Director)	4,842,880	430,929

Steven Spinola (Independent Director)	4,861,037	412,773

Michael J. Demarco (Independent Director)	4,863,772	410,037

All of the director nominees were elected.

Proposal No. 2. The proposal to amend and restate the charter is described in detail in the proxy statement related to the annual meeting of stockholders. The number of votes cast with respect to the amendment and restatement of the charter were as follows:

Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD	Number of Votes ABSTAIN
4,602,740	494,894	176,175

The proposal to amend and restate the Company’s charter was approved.

Proposal No. 3. The number of votes cast with respect to the adjournment proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD	Number of Votes ABSTAIN
4,635,371	498,047	140,391

The proposal to permit the board of directors to adjourn the meeting, if necessary, to solicit additional proxies in favor of the first two proposals if there were not sufficient votes for the proposals was passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT IV, INC.

Date: December 17, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer